Exhibit 99.1

News Release
NYSE: WPZ
Date: Aug. 6, 2009
Williams Partners L.P. Reports Second-Quarter 2009 Financial Results
•	Net Income, DCF Performance Improved Versus 1Q

•	Distribution Coverage Ratio is 0.92x for 2Q; Outlook for 2009 is 1.0x — 1.2x

•	Lower NGL Margins Reduce DCF, Net Income in ’09 Compared with ‘08

•	Cash Distribution Maintained at 63.5 Cents per LP Unit
          TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited second-quarter 2009 net income of $25.4 million, compared with second-quarter 2008 net income of $71.8 million. Net income per limited-partner unit for second-quarter 2009 was $0.48, compared with $1.21 per limited-partner unit, as revised, for second-quarter 2008.
          Year-to-date through June 30, Williams Partners’ net income was $44.0 million, compared with $115.5 million for the same period in 2008. Net income per limited-partner unit for the first half of 2009 was $0.84, compared with $1.92, as revised, for the first half of 2008.
          Lower natural gas liquid (NGL) margins were the primary reason for the decline in net income in the 2009 periods. Lower NGL prices, compared to the record-high 2008 levels, were the primary drivers of the lower NGL margins. These much lower prices were somewhat offset by the benefit of lower natural gas prices. Lower operating and maintenance expenses at Four Corners for the year-to-date period partially offset the lower NGL margins.
          Second-quarter and year-to-date 2008 net income per limited-partner unit have been revised pursuant to the adoption of an accounting rule change in 2009, which changed the method the partnership previously used to allocate undistributed earnings between the limited partners and the general partner.
          For second-quarter 2009, the key measure of distributable cash flow per weighted-average limited partner unit was $0.58, compared with $0.95 for second-quarter 2008. Distributable cash flow for limited-partner unitholders was $30.7 million for second-quarter 2009, compared with $50.0 million for second-quarter 2008.
          Distributable cash flow per weighted-average limited partner unit was $1.14 for the first half of 2009, compared with $1.69 for the first half of 2008. Distributable cash flow for limited-partner unitholders was $60.1 million for the first half of 2009, compared with $88.8 million for the same period in 2008.
          The 2009 amounts were significantly, favorably impacted by Williams’ (NYSE: WMB) waiver of its incentive distribution rights for 2009. The waiver, which was detailed in the partnership’s April 15, 2009, press release, decreases the amount of distributable cash flow allocated to the general partner.
          The declines in distributable cash flow in the 2009 periods are due to lower cash distributions from the Discovery and Wamsutter investments, as well as lower results from Four Corners. Lower NGL margins drove

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2009 Financial Results — Aug. 6, 2009	Page 1 of 6

the decline in results at Four Corners and Wamsutter. The impact of a pipeline rupture at the Ignacio gas processing plant in June also negatively affected Four Corners’ results.
          As a result of disruptions and damage from the 2008 hurricanes, Discovery did not make a distribution for fourth-quarter 2008 in January 2009. Discovery also did not make a distribution for first-quarter 2009 in April 2009 as a result of sharply lower NGL margins combined with the hurricane impacts. However, Discovery’s LLC agreement was amended in the second-quarter so that it would make its cash distribution for a given quarter in that same quarter. As a result, Williams Partners received a cash distribution from Discovery for second-quarter 2009 in June, instead of July. The new timing of this distribution partially offset the negative impacts to Williams Partners’ second-quarter and year-to-date 2009 distributable cash flow outlined above.
          Although second-quarter distributable cash flow and net income were sharply lower compared with second-quarter 2008, the results were favorable compared with first-quarter 2009 and are consistent with the full-year 2009 guidance management previously provided.
Previous Guidance Updated
          Management has refined its guidance for full-year commodity prices and the corresponding effect on certain Williams Partners results. This update is based on year-to-date results, as well as management’s expectation for commodity prices during the second half of 2009. All of these items are presented in the following chart.

	YTD	Second-Half 2009		Full-Year 2009
Commodity Prices	Results	Outlook		Outlook

Natural Gas ($/MMBtu):		Low	High	Low	High

NYMEX	$4.19	$3.41	$5.11	$3.80	$4.65
Rockies	$2.83	$2.67	$4.07	$2.75	$3.45
San Juan	$3.05	$2.95	$4.25	$3.00	$3.65

Oil / NGL:
Crude Oil — WTI ($/barrel)	$45	$55	$75	$50	$60
NGL to Crude Oil relationship*	59%	46%	50%	53%	55%

Effect on Select Williams Partners Results

Amounts in millions, except NGL margins and coverage ratios

Four Corners NGL Margins ($/gallon)	$0.36	$0.34	$0.52	$0.34	$0.44
Wamsutter NGL Margins ($/gallon)	$0.32	$0.33	$0.51	$0.32	$0.42

2009 Distributable Cash Flow**	$61	$79	$109	$140	$170
2009 Distributions	$68	$68	$68	$137	$137
Cash Distribution Coverage Ratio**	0.9x	1.2x	1.6x	1.0x	1.2x

*	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on a volume weighted basis.

**	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2009 Financial Results — Aug. 6, 2009	Page 2 of 6

Chief Operating Officer Perspective
          “While our results were lower compared to the extraordinary commodity price environment in second-quarter 2008, the fee-based volumes across our various assets and investments remained intact and we enjoyed a substantial improvement in NGL margins in the later part of the second quarter,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners.
          “Our net income and distributable cash flow were both up compared to the first quarter, as NGL margins have been improving and volumes have grown on our Wamsutter and Discovery investments. Our financial performance continues to be on-target with the outlook we provided earlier in the year.
          “Operationally, we had the new fee-based Tahiti volumes come online during the second quarter and we expect those volumes to grow through the third quarter. We also were able to drive operating expenses lower despite a pipeline rupture at Ignacio primarily by focusing on reducing system losses at Four Corners,” Armstrong said. “We are also pleased with our well-connect program in the West, where we expect an increase in gathered volumes for the year at Wamsutter.”
Cash Distribution Per Limited-Partner Unit Maintained
          For the second quarter, the partnership maintained its regular cash distribution to unitholders at $0.635 per unit. The partnership’s cash distribution coverage ratio was 0.92x for the second quarter.
          Williams Partners continues to expect it will maintain its current level of quarterly cash distributions to limited-partner unitholders for 2009. This expectation is based on management’s expectations for commodity prices, NGL margins, distributable cash flow attributable to partnership operations in 2009 and the partnership’s cash balance.
Business Segment Performance
          Business segment performance includes results for the partnership’s three business segments: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing — Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2009 Financial Results — Aug. 6, 2009	Page 3 of 6

Consolidated Segment Profit	2Q		YTD
Amounts in thousands	2009	2008	2009	2008

Gathering and Processing — West	$40,850	$86,778	$79,160	$137,183
Gathering and Processing — Gulf	3,975	8,446	4,666	21,957
NGL Services	5,174	3,414	9,490	8,955

Consolidated Segment Profit	$49,999	$98,638	$93,316	$168,095

Recurring Consolidated Segment Profit*
Amounts in thousands

Gathering and Processing — West	$40,850	$83,512	$80,126	$130,852
Gathering and Processing — Gulf	3,975	8,446	4,666	21,957
NGL Services	5,174	3,414	9,490	8,955

Recurring Consolidated Segment Profit*	$49,999	$95,372	$94,282	$161,764

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
          Lower per-unit NGL margins at Four Corners and Wamsutter, as well as downtime at Ignacio due to the June pipeline rupture, drove the lower results for the Gathering & Processing — West segment during the 2009 periods. Lower operating and maintenance expenses in the year-to-date period at Four Corners, as well as higher fee-based revenues at Wamsutter partially offset the lower NGL margins. The lower operating and maintenance expenses at Four Corners were primarily due to lower system losses..
          Lower equity earnings from the Discovery investment drove the lower segment profit results in the Gathering and Processing — Gulf segment for the 2009 periods. The reduced equity earnings were due primarily to lower per-unit NGL margins and lower plant inlet volumes as both Discovery and its producers worked to recover from the 2008 hurricane damage. These negative impacts were partially offset in the year-to-date period by the receipt of $4.0 million in business interruption insurance proceeds on the Discovery investment during the first quarter.
          The improved results in the NGL Services segment were due primarily to higher storage revenues.
          Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, cash distribution coverage ratio, as well as recurring segment profit to reported segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Definitions of Non-GAAP Financial Measures
          Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that the partnership characterizes as unrepresentative of its ongoing operations.
          Williams Partners defines distributable cash flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2009 Financial Results — Aug. 6, 2009	Page 4 of 6

less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery.
          Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders. Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner-units outstanding. Distributable cash flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement.
          Williams Partners calculates the ratio of distributable cash flow per limited partner unit to the actual cash distribution per unit paid and the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These two measures reflect the amount of distributable cash flow relative to the partnership’s actual cash distribution on both a per limited partner unit and total distribution basis.
Today’s Analyst Call
          Williams Partners’ management will discuss the partnership’s second-quarter 2009 financial results during a live webcast today beginning at 11 a.m. EDT.
          Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
          A limited number of phone lines also will be available at (877) 719-9810. International callers should dial (719) 325-4746. Replays of the second-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Form 10-Q
          The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
          About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2009 Financial Results — Aug. 6, 2009	Page 5 of 6

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipates,” believes,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “objectives,” “planned,” “potential,” “projects,” “scheduled,” “will,” and other similar words. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:
•	whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	inflation, interest rates and general economic conditions (including the current economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;

•	the impact of operational and development hazards;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	changes in maintenance and construction costs;

•	changes in the current geopolitical situation;

•	our exposure to the credit risks of our customers;

•	risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings, and the availability and cost of credit;

•	risks associated with future weather conditions;

•	acts of terrorism; and

•	additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Forms 10-K filed with the Securities and Exchange Commission on February 26, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2009 Financial Results — Aug. 6, 2009	Page 6 of 6

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner units outstanding. Distributable Cash Flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow per Limited Partner Unit to the actual cash distribution per unit paid and the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These two measures reflect the amount of Distributable Cash Flow relative to our actual cash distribution on both a per Limited Partner Unit and total distribution basis. We have also provided these ratios calculated using the most directly comparable GAAP measures, net income per unit and net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2008						2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	Y-T-D	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$50,405	$86,778	$137,183	$70,691	$46,288	$254,162	$38,310	40,850	$79,160
Gathering and Processing — Gulf	13,511	8,446	21,957	8,480	(14,590)	15,847	691	3,975	4,666
NGL Services	5,541	3,414	8,955	6,315	8,768	24,038	4,316	5,174	9,490

Segment Profit	69,457	98,638	168,095	85,486	40,466	294,047	43,317	49,999	93,316
Non-recurring Items:
Gathering and Processing — West
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(3,266)	(6,010)	(2,328)	(11,604)	966	—	966
Wamsutter customer contract adjustment included in equity earnings	(3,065)	—	(3,065)	—	—	(3,065)	—	—	—
Gathering and Processing — Gulf
Discovery hurricane repair expenses up to insurance deductible (60%)	—	—	—	890	2,935	3,825	—	—	—
Hurricane-related survey costs (60%)	—	—	—	—	1,188	1,188	—	—	—
NGL Services
Product imbalance valuation adjustment	—	—	—	—	(1,437)	(1,437)	—	—	—
Other items:
Gathering and Processing — Gulf
Impairment of Carbonate Trend gathering pipeline	—	—	—	—	6,187	6,187	—	—	—

Recurring Segment Profit	$66,392	$95,372	$161,764	$80,366	$47,011	$289,141	$44,283	$49,999	$94,282

	2008						2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	Y-T-D	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit “GAAP “Net income”

Net income	$43,629	$71,822	$115,451	$60,833	$15,105	$191,389	$18,672	25,368	$44,040
Depreciation, amortization and accretion	11,226	11,002	22,228	11,735	11,066	45,029	11,184	11,164	22,348
Non-cash amortization of debt issuance costs included in interest expense	489	459	948	459	461	1,868	460	462	922
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(3,266)	(6,010)	(2,328)	(11,604)	966	—	966
Equity earnings	(34,815)	(46,050)	(80,865)	(29,045)	731	(109,179)	(12,110)	(22,962)	(35,072)
Reimbursements from Williams under omnibus agreement	771	865	1,636	692	653	2,981	327	914	1,241
Impairment of Carbonate Trend gathering pipeline	—	—	—	—	6,187	6,187	—	—	—
Maintenance capital expenditures (a)	(8,534)	(2,497)	(11,031)	(5,309)	(5,420)	(21,760)	(5,142)	(7,176)	(12,318)

Distributable Cash Flow Excluding Equity Investments	$12,766	$32,335	$45,101	$33,355	$26,455	$104,911	$14,357	$7,770	$22,127

Plus: Wamsutter cash distributions to Williams Partners L.P.	22,704	26,603	49,307	28,989	20,843	99,139	15,643	20,045	35,688
Plus: Discovery’s cash distributions to Williams Partners L.P. (b)	16,800	15,600	32,400	13,200	10,800	56,400	—	3,540	3,540

Distributable cash flow attributable to partnership operations	52,270	74,538	126,808	75,544	58,098	260,450	30,000	31,355	61,355

Distributable Cash Flow attributable to partnership operations allocable to general partner	13,431	24,565	37,996	25,067	16,344	79,407	600	627	1,227

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$38,839	$49,973	$88,812	$50,477	$41,754	$181,043	$29,400	$30,728	$60,128

Weighted average number of units outstanding:	52,774,728	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710	52,777,452	52,777,452	52,777,452

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.74	$0.95	$1.69	$0.96	$0.79	$3.44	$0.56	$0.58	$1.14

Actual cash distribution per unit:	$0.6000	$0.6250	$1.2250	$0.6350	$0.6350	$2.4950	$0.6350	$0.6350	$1.2700

Total cash distributed:	$37,922	$40,560	$78,482	$41,617	$41,617	$161,716	$34,197	$34,197	$68,394

Coverage ratios:

Distributable Cash Flow attributable to partnership operations per limited partner unit divided by
Actual cash distribution per unit:	1.23	1.52	1.38	1.51	1.25	1.38	0.88	0.92	0.90

Distributable cash flow attributable to partnership operations divided by
Total cash distributed	1.38	1.84	1.62	1.82	1.40	1.61	0.88	0.92	0.90

Net income, per common and subordinated unit divided by Actual cash distribution per unit	1.18	1.94	1.57	1.57	0.24	1.23	0.57	0.76	0.66

Net income divided by Total cash distributed	1.15	1.77	1.47	1.46	0.36	1.18	0.55	0.74	0.64

(a) Maintenance capital expenditures includes certain well connection capital.
(b) Discovery’s LLC agreement was amended in the second quarter 2009 so that it would make its cash distribution for a given quarter in that same quarter.

Wamsutter
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$21,194	$37,480	$58,674	$32,007	$13,083	$103,764	$15,321	$18,975	$34,296
Depreciation and accretion	5,228	5,213	10,441	5,295	5,446	21,182	5,447	5,556	11,003
Maintenance capital expenditures	(3,245)	(6,258)	(9,503)	(5,867)	(6,070)	(21,440)	(5,437)	(6,080)	(11,517)

Distributable Cash Flow — 100%	$23,177	$36,435	$59,612	$31,435	$12,459	$103,506	$15,331	$18,451	$33,782

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income (loss)	$22,701	$14,282	$36,983	$13,740	$(16,323)	$34,400	$(5,352)	$6,645	$1,293
Depreciation and accretion	6,983	6,802	13,785	3,726	3,813	21,324	3,929	4,765	8,694
Maintenance capital expenditures	(187)	(285)	(472)	(680)	(19)	(1,171)	(70)	(1,037)	(1,107)

Distributable Cash Flow — 100%	$29,497	$20,799	$50,296	$16,786	$(12,529)	$54,553	$(1,493)	$10,373	$8,880

Distributable Cash Flow — our 60% interest	$17,698	$12,479	$30,177	$10,072	$(7,517)	$32,732	$(896)	$6,224	$5,328

Williams Partners L.P.
Reconciliation of Non-GAAP “Forecasted Distributable Cash Flow attributable to partnership operations”
(Dollars in millions)

	2009
	2nd Half	2nd Half	Total Year	Total Year
	Low	High	Low	High
Net income	$72	$104	$116	$148
Depreciation, amortization and accretion	23	23	45	45
Certain non-cash, non-recurring items	(7)	(7)	(6)	(6)
Reimbursements from Williams under omnibus agreement	3	3	4	4
Equity earnings	(49)	(66)	(84)	(101)
Maintenance capital expenditures	(15)	(15)	(27)	(27)

Distributable cash flow excluding equity investments	$27	$42	$48	$63

Plus: Wamsutter cash distributions to Williams Partners L.P.	42	52	78	88
Plus: Discovery’s cash distributions to Williams Partners L.P.	10	15	14	19

Distributable cash flow attributable to partnership operations	$79	$109	$140	$170

Total cash to be distributed	$68	$68	$137	$137

Coverage Ratios:

Distributable cash flow attributable to partnership operations divided by total cash distributed	1.2	1.6	1.0	1.2

Net income divided by total cash distributed	1.1	1.5	0.8	1.1

Consolidated Statements of Income
(UNAUDITED)

	2008*						2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	Y-T-D	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	Y-T-D

Revenues:
Product sales:
Affiliate	$78,122	$94,134	$172,256	$92,421	$49,622	$314,299	$30,872	$32,886	$63,758
Third-party	4,221	9,741	13,962	6,430	4,589	24,981	2,291	5,178	7,469
Gathering and processing:
Affiliate	8,790	9,847	18,637	9,480	9,776	37,893	10,610	10,826	21,436
Third-party	46,210	49,548	95,758	50,721	48,577	195,056	47,255	44,462	91,717
Storage	7,333	7,102	14,435	8,264	8,730	31,429	8,361	8,101	16,462
Fractionation	3,292	4,804	8,096	5,484	3,861	17,441	2,557	2,619	5,176
Other	2,394	3,069	5,463	2,913	7,585	15,961	3,522	2,255	5,777

Total revenues	150,362	178,245	328,607	175,713	132,740	637,060	105,468	106,327	211,795

Cost and expenses:
Product cost and shrink replacement:
Affiliate	22,033	27,686	49,719	22,358	13,295	85,372	8,866	7,446	16,312
Third-party	30,065	38,323	68,388	35,391	16,927	120,706	11,296	13,092	24,388
Operating and maintenance expense:
Affiliate	23,133	16,548	39,681	21,220	15,834	76,735	11,759	10,615	22,374
Third-party	23,951	29,984	53,935	29,257	25,974	109,166	28,147	31,766	59,913
Depreciation, amortization and accretion	11,226	11,002	22,228	11,735	11,066	45,029	11,184	11,164	22,348
General and administrative expense:
Affiliate	9,876	12,385	22,261	10,620	11,184	44,065	11,587	11,879	23,466
Third-party	928	749	1,677	664	653	2,994	893	643	1,536
Taxes other than income	2,505	2,167	4,672	2,314	2,522	9,508	2,436	2,325	4,761
Other, net	333	(2,811)	(2,478)	(5,822)	4,777	(3,523)	1,679	(18)	1,661

Total costs and expenses	124,050	136,033	260,083	127,737	102,232	490,052	87,847	88,912	176,759

Operating income	26,312	42,212	68,524	47,976	30,508	147,008	17,621	17,415	35,036

Equity earnings — Wamsutter	21,194	37,480	58,674	20,801	9,063	88,538	15,321	18,975	34,296
Discovery investment income (loss)	13,621	8,570	22,191	8,244	(8,078)	22,357	812	4,151	4,963
Interest expense	(17,673)	(16,683)	(34,356)	(16,437)	(16,427)	(67,220)	(15,116)	(15,200)	(30,316)
Interest income	175	243	418	249	39	706	34	27	61

Net income	$43,629	$71,822	$115,451	$60,833	$15,105	$191,389	$18,672	$25,368	$44,040

Allocation of net income *
Net income	$43,629	$71,822	$115,451	$60,833	$15,105	$191,389	$18,672	$25,368	44,040
Allocation of net income (loss) to general partner*	5,981	7,811	13,792	7,985	7,180	28,957	(372)	(137)	(509)

Allocation of net income to limited partners*	$37,648	$64,011	$101,659	$52,848	$7,925	$162,432	$19,044	$25,505	$44,549

Net income, per common and subordinated unit*	$0.71	$1.21	$1.92	$1.00	$0.15	$3.07	$0.36	$0.48	$0.84
Weighted average number of units outstanding	52,774,728	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710	52,777,452	52,777,452	52,777,452

*	The Net income, per common and subordinated unit for 2008 amounts have been retrospectively adjusted for EITF Issue No 07-4, “Application of the Two-Class Method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships.” EITF Issue No. 07-4 states, among other things, that the calculation of earnings per unit should not reflect an allocation of undistributed earnings to the incentive distribution right (IDR) holders beyond amounts distributable to IDR holders under the terms of the partnership agreement. Previously, under generally accepted accounting principles, we calculated earnings per unit as if all the earnings for the period had been distributed, which resulted in an additional allocation of income to the general partner (the IDR holder) in quarterly periods where an assumed incentive distribution exceeded the actual distributions. Following the adoption of the guidance in EITF Issue No. 07-4, we no longer calculate assumed incentive distributions. We adopted EITF Issue No. 07-4 in January 2009, and have retrospectively applied it to all periods presented.

Segment Profit & Operating Statistics
(UNAUDITED)

	2008						2009
(Thousands)	1st Qtr	2nd Qtr	Y-T-D	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	Y-T-D

Gathering and Processing — West
Segment revenues	$132,333	$158,563	$290,896	$155,217	$114,025	$560,138	$90,778	$91,664	$182,442
Product cost and shrink replacement	47,446	61,144	108,590	53,902	26,700	189,192	18,461	19,054	37,515
Operating and maintenance expense	40,893	36,677	77,570	42,129	37,014	156,713	33,014	35,963	68,977
Depreciation, amortization and accretion	10,299	10,136	20,435	10,811	9,969	41,215	10,344	10,278	20,622
Direct general and administrative expenses	1,930	2,058	3,988	2,188	2,157	8,333	2,161	2,300	4,461
Other, net	2,554	(750)	1,804	(3,703)	960	(939)	3,809	2,194	6,003

Segment operating income	29,211	49,298	78,509	49,890	37,225	165,624	22,989	21,875	44,864
Equity earnings	21,194	37,480	58,674	20,801	9,063	88,538	15,321	18,975	34,296

Segment profit	$50,405	$86,778	$137,183	$70,691	$46,288	$254,162	$38,310	$40,850	$79,160

Gathering and Processing — Gulf
Segment revenues	$567	$546	$1,113	$537	$446	$2,096	$486	$459	945
Operating and maintenance expense	524	519	1,043	148	477	1,668	575	575	1,150
Depreciation and accretion	153	151	304	153	294	751	32	60	92
Other, net	—	—	—	—	6,187	6,187	—	—	—

Segment operating income (loss)	(110)	(124)	(234)	236	(6,512)	(6,510)	(121)	(176)	(297)
Discovery investment income (loss)	13,621	8,570	22,191	8,244	(8,078)	22,357	812	4,151	4,963

Segment profit (loss)	$13,511	$8,446	$21,957	$8,480	$(14,590)	$15,847	$691	$3,975	$4,666

NGL Services
Segment revenues	$17,462	$19,136	$36,598	$19,959	$18,269	$74,826	$14,204	$14,204	28,408
Product cost	4,652	4,865	9,517	3,847	3,522	16,886	1,701	1,484	3,185
Operating and maintenance expense	5,667	9,336	15,003	8,200	4,317	27,520	6,317	5,843	12,160
Depreciation and accretion	774	715	1,489	771	803	3,063	808	826	1,634
Direct general and administrative expenses	544	700	1,244	631	707	2,582	756	764	1,520
Other, net	284	106	390	195	152	737	306	113	419

Segment profit	$5,541	$3,414	$8,955	$6,315	$8,768	$24,038	$4,316	$5,174	$9,490

Williams Partners:
Conway storage revenues	$7,333	$7,102	$14,435	$8,264	$8,730	$31,429	$8,361	$8,101	$16,462
Conway fractionation volumes (bpd) — our 50%	33,103	38,173	35,638	43,829	40,898	39,019	36,721	40,688	38,716
Carbonate Trend gathering volumes (BBtu/d)	24	23	23	21	19	22	20	19	20
Williams Four Corners:
Gathering volumes (BBtu/d)	1,316	1,410	1,363	1,406	1,388	1,380	1,355	1,321	1,338
Plant inlet natural gas volumes (BBtu/d)	547	680	614	681	673	646	653	554	603
NGL equity sales (million gallons)	36	43	79	43	40	162	39	39	78
NGL margin ($/gallon)	$0.74	$0.78	$0.76	$0.88	$0.57	$0.75	$0.32	$0.40	$0.36
NGL production (million gallons)	112	140	252	134	132	518	123	123	246
Wamsutter — 100%:
Gathering volumes (BBtu/d)	434	521	477	506	534	499	534	545	540
Plant inlet natural gas volumes (BBtu/d)	404	427	416	393	413	409	437	419	428
NGL equity sales (million gallons)	41	36	77	30	32	139	36	35	71
NGL margin ($/gallon)	$0.58	$0.63	$0.60	$0.77	$0.40	$0.59	$0.25	$0.39	$0.32
NGL production (million gallons)	106	114	220	97	98	415	105	109	214
Discovery Producer Services — 100%
Plant inlet natural gas volumes (BBtu/d)	627	614	621	378	211	457	324	470	398
Gross processing margin ($/MMBtu)	$0.45	$0.36	$0.41	$0.48	$—	$0.37	$0.10	$0.20	$0.16
NGL equity sales (million gallons)	37	23	60	21	4	85	12	25	37
NGL production (million gallons)	70	58	128	43	10	181	30	56	86